UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 5, 2003

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction)	1-11778 (Commission File Number)	98-0091805 (I.R.S. Employer of Incorporation Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

The Company is filing Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends) on this Current Report on Form 8-K in order to incorporate it by reference into the Registration Statement on Form S-3 (File No. 333-88482) filed by ACE Limited (the “Company”) with the Securities and Exchange Commission.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED

By:	/s/ ROBERT BLEE
Robert Blee Chief Accounting Officer

DATE:    May 5, 2003

EXHIBIT INDEX

Number	Description	Method of Filing
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends	Furnished herewith